                                                           Preliminary Analysis,

                                                               Subject to Review

                                                              And Further Change


                     PROJECT MONARCH

                     Strategic Advisory Discussion Materials

                     October 21, 1999

                     LEHNAN BROTHERS

TABLE OF CONTENTS
================================================================================





     I.      EXECUTIVE SUMMARY
     --------------------------------------------------------------------------
     II.     UPDATE
     --------------------------------------------------------------------------
     III.    APPENDIX

             A.  VALUATION ANALYSIS

             B.  TIME VALUE OF OFFER ANALYSIS

             C.  STOCK TRADING ANALYSIS
     --------------------------------------------------------------------------






LEHMAN BROTHERS

EXECUTIVE SUMMARY
================================================================================

INTRODUCTION

   o The purpose of this presentation is to provide supplementary materials/analyses to the Board of Directors of Monarch Energy Holdings Company ("Monarch" or the "Company") regarding the following:

     - A summary and analysis of the proposal submitted by the Investor Group (the "Proposal") 1

     - An update of strategic alternatives and potential valuation ranges reflecting modifications to the Company's financial forecasts as well as current market conditions


LEHMAN BROTHERS                                                               1

EXECUTIVE SUMMARY
================================================================================

EQUITY MARKET CONDITIONS
   o Electric utility stocks continue to underperform the broad market

     - Year to date, electric utility stocks have declined approximately 9% as compared to a 4% increase for the S&P 500

     - Over the last 12 months, electric utility stocks have decreased 7% as compared to a 27% gain in the S&P 500

     - The forward P/E ratio for the sector is approximately 50% of that for the S&P 500

   o For the upcoming year, Lehman Brothers is optimistic on the performance of the general financial markets, forecasting a 10% increase in the S&P 500, anticipating stable to somewhat declining interest rates. We are moderately optimistic for utility the sector. However, we would expect that utility stocks would continue to underperform growth stocks

     - A catalyst, such as the more rapid closing of utility M&A transactions, could significantly enhance performance

LEHMAN BROTHERS                                                               2

EXECUTIVE SUMMARY
================================================================================

EQUITY MARKET CONDITIONS (CONT'D)

      RELATIVE PRICE PERFORMANCE OCTOBER 16, 1998 THROUGH OCTOBER 18, 1999



 150.0%

 140.0%

 130.0%

 120.0%

 110.0%             [GRAPHIC OMITTED]                                            Monarch

 100.0%

  90.0%                                                                          S&P Utility

  80.0%                                                                          Composite

 70.0%

       10/16/98         12/16/98      2/16/99    4/16/99    6/16/99    8/16/99   10/16/99



----- Composite    ----- Monarch     -----S&P Utility Index


Note: Composite includes: REI, DUK, EIX, CMS, EPG, LNT


LEHMAN BROTHERS                                                              3

EXECUTIVE SUMMARY
================================================================================

CURRENT ALTERNATIVES ANALYSIS

                      CURRENT ALTERNATIVES DECISION MATRIX

                                                Organic Growth


                  Status Quo                    Acquisitions
                                                o U.K.
                                                o U.S.

                                                Recapitalization/Dividend

Current
Alternatives

                                                Sale to Investor Group

                  Immediate Sale
                  of Monarch

                                                Sale to Strategic Buyer


                        STATUS QUO MAY BE AN INTERIM STEP



LEHMAN BROTHERS                                                              4

EXECUTIVE SUMMARY
================================================================================

SUMMARY OF INVESTOR GROUP'S PROPOSAL
-------------------------------------------------------------------------------
PRICE:           $35.00 per share (27.9% Premium to 10/19/99 Closing Price
                 of $27.375)
-------------------------------------------------------------------------------
CONSIDERATION:   All cash
-------------------------------------------------------------------------------
BIDDER FINANCING ARRANGEMENTS:(1)  Fully funded proposal with the following arrangements:
                                   o  80% B. Company
                                      $800 million tax deductible preferred
                                      stock, $30 million common stock,
                                      $1.2 billion zero coupon convertible
                                      preferred stock
                                   o  18% WS
                                      Up to $280 million of common stock, with
                                      $180 million of currently owned shares
                                      rolled over plus $100 million of new
                                      investment
                                   o  2% DS
                                      Roll over existing common stock / options
-------------------------------------------------------------------------------
BREAK FEE:                         $40 million plus $8 million in expenses; if
                                   Investor Group fails to fund, Monarch
                                   entitled to $40 million and, if proven,
                                   damages up to an additional $40 million
-------------------------------------------------------------------------------
CLOSING CONDITIONS:                Absence of Monarch Material Adverse Effect,
                                   receipt of at least $250 million in OPIC
                                   proceeds related to Indonesian expropriation,
                                   receipt of evidence reasonably satisfactory
                                   to parent as to PUHCA, cancellation of all
                                   employee stock options and holders of no more
                                   than 10% of the shares exercising their
                                   appraisal rights
--------------------------------------------------------------------------------
CLOSING TIMING:                    Bidder indicates transaction expected to
                                   close within 90 to 120 days; drop dead date
                                   of April 30, 2000 and can be automatically
                                   extended to July 30, 2000 if regulatory
                                   approvals are not received
-------------------------------------------------------------------------------
TIME VALUE OF MONEY MECHANISM:     [None]
-------------------------------------------------------------------------------


FOOTNOTES:
-----------------
(1) BASED UPON ORAL COMMUNICATION. MAY REQUIRE ADJUSTMENTS TO REFLECT INCREASE IN PURCHASE PRICE FROM $34.60 TO $35.00

LEHMAN BROTHERS                                                              5

UPDATE
================================================================================


PURCHASE PRICE RATIO ANALYSIS (1)
($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                 CURRENT     CURRENT
                                  PRICE       OFFER
------------------------------------------------------------------------------------------------------
PRICE PER MONARCH SHARE          $27.38       $34.00    $35.00    $36.00    $37.00    $38.00    $39.00
Premium to Monarch Shareholders    0.0%        24.2%     27.9%     31.5%     35.2%     38.8%     42.5%
Fully Diluted Moanrch Shares (3) 76.080       76.080    76.080    76.080    76.080    76.080    76.080
Fully Diluted Equity Value (3)  $1,923.1    $2,427.1  $2,503.2  $2,579.3  $2,655.4  $2,731.4  $2,807.5
Plus: Net Debt(3)                5,850.6     5,850.6   5,850.6   5,850.6   5,850.6   5,850.6   5,850.6
------------------------------------------------------------------------------------------------------
ENTERPRISE VALUE                $7,773.7    $8,277.7  $8,353.8  $8,429.9  $8,505.9  $8,582.0  $8,658.1
======================================================================================================



                                     COMPARABLE      COMPARABLE       CALENERGY/          TNP
                                    TRANSACTION       TRADING        MIDAMERICAN      ENTERPRISES
                                   -------------------------------------------------------------------
PRICE PER MONARCH SHARE
Premium to Monarch Shareholders          27.0%          N/A              33.0%            26.0%
Fully Diluted Moanrch Shares (3)
Fully Diluted Equity Value (3)
Plus: Net Debt(3)

MULTIPLE ANALYSIS       MONARCH
                      STATISTICS
-----------------------------------------------------------------------------------------------------------------------
LTM NET INCOME(4)        150.6     12.8X   16.1X   16.6X   17.1X   17.6X   18.1X   18.6X  16.8X   14.5X   19.3X  19.2X
99E NET INCOME (5)       156.5     12.3    15.5    16.0    16.5    17.0    17.5    17.9   16.5    13.2    17.6   16.5
00E NET INCOME (6)       184.9     10.4    13.1    13.5    13.9    14.4    14.8    15.2   16.5    12.2    N/A    N/A
BOOK VALUE             1,445.0     1.33    1.68    1.73    1.78    1.84    1.89    1.94   1.90    2.00    1.90   1.90
LTM EBITDA (7)         1,069.2      7.3     7.7     7.8     7.9     8.0     8.1     7.9    7.7     7.7     8.1    7.7
LEM EBIT (7)             611.5     12.7    13.5    13.7    13.8    13.9    14.0    14.2   11.9    12.4    13.2   11.1
-----------------------------------------------------------------------------------------------------------------------

Footnotes:
-----------
(1)  Financial projections per Monarch management projections 10/18/99.
(2) Share price as of October 19, 1999. Equity net of $159.6 MM to reflect options proceeds. (3) Assumes conversion of convertible preferred securities.
(4) Excludes $20.3 MM, net of taxes, for TIDES I, II & III interest expense; excludes $12.5 MM after-tax gain on sale of QF Facilities and charges related to Telecom Subsidiary and debt retirement.
(5) Excludes $47.1 MM net gain on sale of Telecom Subsidiary and changes related to debt retirement; excludes $17.7 MM interest for TIDES I, II & III (net); and excludes a $12.5 MM gain on sale of QF Facilities.
(6)  Excludes $19.7 MM of TIDES I, II & III interest expense.
(7) Excludes $20.2 MM for gain on sale of QF Facilities and $43.3 million related to interest income.


LEHMAN BROTHERS                                                              6

UPDATE
================================================================================

VALUATION SUMMARY

           IMPLIED VALUATION RANGE ANALYSIS AS OF JANUARY 1, 2000 (1)

                                                                        Current Price: $27.38(2)
Comparable Trading Analysis                                            $26.29            $34.17

                                                                              Investor Group Offer(3)
                                                                              $34.17             $42.06
Comparable Transactions Analysis


Present Value of Comparable Transactions Analysis (4)                     $30.52          $37.56


Whole Company DCF Analysis (excluding development)                        $30.02                    $40.50


Sum of the Parts Analysis (including development)                               $32.40                $42.08


Sum of the Parts Analysis (excluding development)                         $30.08                $38.97


Last Twelve Months Trading Range                                     $24.00              $36.00


Last Two Years Trading Range                                         $22.94                    $39.63


                                                      ---------------------------------------------------------------------
                                                      $6.00  $11.00  $16.00  $21.00  $26.00  $31.00  $36.00  $41.00  $46.00



FOOTNOTES:
-----------
(1) Financial projections for valuations are based upon monarch management projections.
(2)  As of october 19, 1999.
(3) $33.80 per share based on investor group's offer of $35.00 per share discounted 4 months from April 30, 2000 (expected close) to January 1, 2000 at 11.0%.
(4) Assumes fixed price transaction and represents present value of a comparable acquisition offer discounted 13 months at 11.0%. assumes mid-point of timing for utilicorp and british energy, net of 2 months start date of 11/1/99.

LEHMAN BROTHERS                                                              7

UPDATE
================================================================================

STATUS QUO OVER TIME ANALYSIS

                         FUTURE IMPLIED STOCK PRICES (1)

Stock Price


$65.00

$60.00

$55.00
                         [GRAPHIC OMITTED]
$50.00

$45.00

$40.00

$35.00

$30.00

$25.00

       Dec 31, 2000           Dec 31, 2001          Dec 31, 2002         Dec 31, 2003


    ---- PV of Future Stock Prices Discounted to 1/1/2000 @ 11.0%
    ---- Future Stock Prices (2)
    ---- Investor Group Offer (3)


Footnotes:
------------
(1) Assume Monarch pays no dividends or does not undergo a share buyback program.
(2) Based upon LTM P/E multiple of 13.5 x Monarch management EPS projections.
(3) Investor Group offer of $35.00 per share is projected to close on April 30, 2000 and is discounted back to January 1, 2000 at a discount rate of 11.0% ($33.80 per share discounted).

LEHMAN BROTHERS                                                              8

UPDATE
================================================================================

POTENTIAL STRATEGIC ACQUIRORS
-------------------------------------------------------------------------------

                                                  SENIOR
                   MARKET VALUE         1999      CREDIT
COMPANY               (MM)              P/E      RATING    KEY BUYER CONSIDERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
British Energy      $4,151.7 (1)       15.0x      A-     o Preliminary indication of interest in Northern Electric not compelling
                                                         o Has publicly indicated interest in a U.S. utility acquisition
                                                         o Acquiring U.S. nuclear plants with PECO Energy
-----------------------------------------------------------------------------------------------------------------------------------
PowerGen            $6,115.7 (1)        8.7x      A      o "Desperately" looking for a U.S. acquisition
                                                         o No market power / '35 Act constraints / ownership of non-energy assets
                                                         o U.K. REC synergies
-----------------------------------------------------------------------------------------------------------------------------------
Southern Company    $17,463.3          13.7x      A      o Searching for Midwest generating platform
                                                         o Less aggressive internationally
-----------------------------------------------------------------------------------------------------------------------------------
Tractebel           $15,096.7 (2)      25.9x      NA     o Aggressive international growth strategy
                                                         o Currently exploring $5 BN + U.S. transactions
                                                         o Pending Suez Lyonnaise proposal to acquire 100% control of Tractebel
                                                         o Leverage capacity available
                                                         o No market power / '35 Act constraints / ownership of non-energy assets
-----------------------------------------------------------------------------------------------------------------------------------
UtiliCorp           $1,972.7           12.1x      BBB    o Component of strategy involves Midwest retail customer "roll up"
                                                         o Regulatory approvals will be long and could be large and possibly drawn out (Western/KCPL saga)
-----------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES

(1)  U.S. $1.62 DOLLARS PER POUND.
(2)  U.S. $1.04 DOLLARS PER EURO.

LEHMAN BROTHERS                                                              9

UPDATE
================================================================================
POTENTIAL STRATEGIC ACQUIRORS



                                                          SOURCES OF PRE-TAX MERGER
                         U.S.                               COMBINATION RETAINED
                      REGULATORY                                ANNUAL SAVINGS (2)
                      DEGREE OF       MONARCH CREDIT     ------------------------------    TIME TO CLOSE
 CANDIDATE           DIFFICULTY(1)    RATING IMPACT       OMAHA     NEWCASTLE     OTHER     (MONTHS) (3)
------------------------------------------------------------------------------------------------------------------
 British Energy           3            Positive           $15      (pound)15      -         15 - 18
 PowerGen                 3             Positive          $15      (pound)15      -         15 - 18
 Southern Co.             7         Neutral/Positive      $15      (pound)15    $15         18 - 21
 Tractebel                3             Positive          $15      (pound)15      -         15 - 18
 UtiliCorp                4         Neutral/Negative      $15             -     $20         12 - 15



FOOTNOTES:
-----------
(1) ASSUMES A SCALE OF "1" TO "10", WITH "1" BEING THE EASIEST BASED UPON ADVICE OF SKADDEN ARPS.
(2) AS PER ESTIMATES OF MONARCH MANAGEMENT.
(3) INCLUDES THREE MONTHS TO SIGN DEFINITIVE MERGER AGREEMENT. ASSUMES START
    ON 11/1/99.


LEHMAN BROTHERS                                                             10

UPDATE
==============================================================================
SELECTED ACQUIRERS PURCHASE PRICE ANALYSES


       COMPANY/                  PURCHASE      PV OF PURCHASE     ACQUIROR STAND ALONE     PRO FORMA SENIOR   % ACCRETION/ DILUTION
      ACCOUNTING                   PRICE       PRICE @ 11% (1)        DEBT / CAPITAL       DEBT / CAPITAL       2001         2002
 -------------------             ---------   -----------------   ----------------------   -----------------   -------      --------
British Energy/                   $38.00          $33.94                19.5%                   62.0%          (12.2)%      (5.3)%
Conventional EPS(2)
                                  $42.00          $37.51                                        61.4%          (18.9)%     (12.0)%

British Energy/ Cash EPS (2)(3)   $38.00          $33.94                19.5%                   62.0%           23.8%       27.0%
                                  $42.00          $37.51                                        61.4%           18.7%       21.9%

UtiliCorp/ Conventional EPS(4)    $38.00          $34.83                60.4%                   70.8%           (1.6)%       7.6%
                                  $42.00          $38.50                                        70.2%          (10.2)%      (1.3)%



FOOTNOTES:
-----------
(1) Present value of purchase price as of 1/1/200. British Energy Transaction assumed to occur by January 31, 2001. Utilicorp Transaction assumed to occur by October 31, 2000.
(2)     Assumes pre-tax synergies of $40 million.
(3) Excludes standalone goodwill amortization for British Energy and all goodwill created in the acquisition of Monarch.
(4)     Assumes pre-tax synergies of $35 million.

LEHMAN BROTHERS                                                             11

UPDATE
==============================================================================

TIME VALUE OF OFFER ANALYSIS MATRICES (1)


                             DISCOUNT RATE: 10.00%

                                                           OFFER PRICE PER SHARE
TIME TO CLOSE FROM 1/1/2000   % OF OFFER PRICE        $35.00     $36.00   $37.00   $38.00     $39.00     $40.00
-------------------------------------------------------------------------------------------------------------------------
4  Months                         96.87%               33.91      34.87    35.84    36.81      37.78      38.75
12 Months                         90.91%               31.82      32.73    33.64    34.55      35.45      36.36
18 Months                         86.68%               30.34      31.20    32.07    32.94      33.80      34.67
-------------------------------------------------------------------------------------------------------------------------
4 months to 12 months % of Offer Price differential = 5.96% / 4 months to 18 months % Offer Price differential - 10.19%


                             DISCOUNT RATE: 11.00%
                                                           OFFER PRICE PER SHARE
TIME TO CLOSE FROM 1/1/2000   % OF OFFER PRICE        $35.00     $36.00   $37.00   $38.00     $39.00     $40.00
-------------------------------------------------------------------------------------------------------------------------
4  Months                         96.58%               33.80      34.77    35.74    36.70      37.67      38.63
12 Months                         90.09%               31.53      32.43    33.33    34.23      35.14      36.04
18 Months                         85.51%               29.93      30.78    31.64    32.49      33.35      34.20
-------------------------------------------------------------------------------------------------------------------------
4 months to 12 months % of Offer Price differential = 6.49% / 4 months to 18 months % Offer Price differential - 11.07%




                           DISCOUNT RATE: 12.00%
                                                           OFFER PRICE PER SHARE
TIME TO CLOSE FROM 1/1/2000   % OF OFFER PRICE        $35.00     $36.00   $37.00   $38.00     $39.00     $40.00
-------------------------------------------------------------------------------------------------------------------------
4  Months                         96.29%               33.70      34.67    35.63    36.59      37.55      38.52
12 Months                         89.29%               31.25      32.14    33.04    33.93      34.82      35.71
18 Months                         84.37%               29.53      30.37    31.22    32.06      32.90      33.75
-------------------------------------------------------------------------------------------------------------------------
4 months to 12 months % of Offer Price differential = 7.01% / 4 months to 18 months % Offer Price differential - 11.93%



Footnotes:
(1) Represents present value as of 1/1/2000. Assumes time to close months are from 1/1/2000; thus four months corresponds to a total elapsed time of six months.

LEHMAN BROTHERS                                                             12

APPENDIX A:  VALUATION ANALYSIS
==============================================================================

SUM OF PARTS VALUATION ANALYSIS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                          PROJECT ENTERPRISE                       PROJECT EQUITY
                           VALUATION RANGE         GROSS           VALUATION RANGE
                           ---------------      PROJECT DEBT       ----------------
                           LOW   -   HIGH     AND PREFERRED(1)       LOW  -  HIGH        NOTES
-----------------------------------------------------------------------------------------------------------------------------------
Monarch Energy Company  $3,953.9 - $4,251.0      ($1,987.3)     $1,966.6  -  $2,263.7   Assumes EBITDA Multiple range of
                                                                                        7.00 x 7.50x
                                                                                        Assumes Discount Rate range of
                                                                                        7.50% to 8.00%
Assets Sale Proceeds     $1,46.5 -   $146.5         $0.0         $146.5   -   $146.5    Assumes sale of MidAmerican Realty for
                                                                                        $97.5 mm MEC Capital for $14.0 mm Dakota
                                                                                        for $15.0 mm and Raycom for $20.0 mm
                        --------   --------       --------       --------   --------
    MIDAMERICAN TOTAL   $4,100.4 - $4,397.5      ($1,987.3)      $2,113.1 - $2,410.2

Monarch UK Funding      $2,308.7 - $3,550.9      (1,316.8)         $991.9 - $1,234.1    Assumes EBITDA Multiple range of 6.25x to
                                                                                        6.75x
                                                                                        Assumes Discount Rate range of
                                                                                        7.50% to 8.50%
Philippines               $739.9  -  $793.0       ($449.9)   (2)  $290.0  -   $343.1    Assumes Discount Rate range of 10.50%
                                                                                        to 12.50%
Casecnan-Delayed(4)       $479.8  -  $513.0       ($449.9)   (3)  $200.9  -   $234.1    Assumes Discount Rate range of 13.00%
                                                                                        to 14.00%
Cordova                   $142.8  -  $167.7       ($278.9)         $39.8  -    $64.6    Assumes Discount Rate range of 6.50%
                                                                                        to 7.50%
Monarch Generation        $259.6  -  $259.6         $0.0          $259.6  -   $259.6    Assumes El Paso purchase price
Monarch Minerals ("Zinc") $188.6  -  $214.8       ($140.5)         $48.0  -    $74.3    Assumes EBITDA Multiple range of
                                                                                        7.50x to 8.50x
                                                                                        Assumes Discount Rate range of 7.00%
                                                                                        to 8.00%
                        --------     --------    ----------      --------   --------
TOTAL                   $8,219.7  -  $8,896.4    ($4,276.3)      $3,943.4 - $4,620.1
                        ========     ========    ==========      ========   ========

Footnotes
(1) Gross Project Debt and Preferred includes Non-Convertible Preferred securities, and Subsidiary and Project Debt
(2) Includes $9.0 mm of Cash for Debt Service Reserve
(3) Represents 85.0% ownership of Total Gross Project Debt less $36.9 mm of cash for Debt Service Reserve
(4) Assumes commercial operation on March 31, 2001

LEHMAN BROTHERS                                                             13

APPENDIX A:  VALUATION ANALYSIS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

IMPLIED EQUITY VALUE RANGE BEFORE                  LOW   -   HIGH      NOTES:
  CORPORATE ADJUSTMENTS                        $3,943.4  - $4,620.1

CORPORATE ADJUSTMENTS
Parent Company Debt                                        $1,968.2
Less: Proceeds from Exercise of Options                      (159.6)
Less: Cash                                                   (357.0)
                                                            -------
  Net Debt Before Adjustments:                             $1,451.6

Corporate Overhead                                           $203.3   Assumes perpetuity of $18.3 mm after tax discounted at 9.00%
TOTAL ADJUSTMENTS                                          $1,655.0

Implied Equity Value Range                    $2,288.4  -  $2,965.1
--------------------------------------------------------------------
IMPLIED EQUITY VALUE RANGE                      $30.08  -    $38.97
--------------------------------------------------------------------


                              PROBABILITY       EQUITY VALUE PER SHARE
DEVELOPMENT PROJECTS           WEIGHING        ------------------------
---------------------         -----------         LOW   -    HIGH
                                                 -----      ------
Pila                             100%             $0.20 -   $0.20     Assumes $15.0mm equity value
Silica                            50%             $0.42 -   $0.48     Assumes EBITDA Multiple range of 7.50x to 8.50x
                                                                      Assumes Discount Rate range of 10.00% to 11.00%
Corn Products                     50%             $0.50 -   $0.76     Assumes EBITDA Multiple range of 7.50x to 8.50x
                                                                      Assumes Discount Rate range of 8.50% to 9.50%
Salton Sea VI/Zinc(1)             50%             $0.74 -   $1.14     Assumes EBITDA Multiple range of 7.50x to 8.50x
                                                                      Assumes Discount Rate range of 8.50% to 9.50%
Cordova Expansion                 20%             $0.10 -   $0.17     Assumes 20.0% of Cordova equity values
                                                 -------   -------
TOTAL DEVELOPMENT PROJECTS                        $1.97 -   $2.75
                                                 =======    ======
Elimination of Public
Company Costs                   100%              $0.35 -   $0.35     Assumes perpetuity of 2.4 mm after tax discounted at 9.00%
-------------------------------------------------------------------
IMPLIED EQUITY VALUE PER SHARE (INCLUDING
DEVELOPMENT PROJECTS):                           $32.40 -   $42.08
-------------------------------------------------------------------

Footnotes:
(1) Assumes 50% Ownership of Salton Sea VI and 100% ownership of Zinc.




LEHMAN BROTHERS                                                             14

APPENDIX A:  VALUATION ANALYSIS
================================================================================

WHOLE COMPANY DCF VALUATION ANALYSIS


                                                                        COMPANY PROJECTIONS
                                                     ---------------------------------------------------------
                                                          2000        2001       2002        2003       2004
                                                     ---------- ----------  ---------- ----------  ----------
Operating Revenue                                     $4,801.1    $5,297.8   $5,426.1    $5,682.9   $5,917.2
EBITDA                                                 1,164.9     1,340.5    1,436.4     1,500.4    1,544.3
Operating Income (EBIT)                                  672.2       810.6      899.1       960.9      998.8
Philippines and Casecnan Operating Income (EBIT)         108.5       205.2      224.9       234.0      244.7
 Less: Philippines and Casecnan Income Taxes             (21.7)      (41.0)     (45.0)      (69.3)     (72.6)
Equity Earnings                                           21.0        17.4       25.4        26.0       18.1
 Less: Equity Earnings Taxes @ 7%                         (1.5)       (1.2)      (1.8)       (1.8)      (1.3)
Operating Income Less Equity Earnings, Philippines,
 and Casecnan                                            542.6       588.1      648.9       700.8      736.0
 Less: Income Taxes @ 39%                               (210.0)     (227.6)    (251.1)     (271.2)    (284.8)
Plus: Depreciation & Amortization                        492.7       529.9      537.3       539.5      545.5
Less: Capital Expenditures                              (576.2)     (438.5)    (402.9)     (365.0)    (438.5)
Less: Change in Working Capital                           42.1       (14.6)     (24.6)      (25.3)     (34.6)
Plus: Change in Deferred Taxes                           (26.9)      (25.7)      (3.7)        3.3       34.8
                                                     ---------- ----------  ---------- ----------  ----------
 Free Cash Flow                                       $  370.7    $  591.8   $  707.4    $  771.1   $  747.4
---------------------------------------------------  ---------- ----------  ---------- ----------  ----------
UNLEVERED AFTER-TAX OPERATING FREE CASH FLOW          $  370.7    $  591.8   $  707.4    $  771.1   $  747.4
OPERATING INCOME (EBIT)                                  672.2       810.6      899.1       960.9      998.8
EBITDA                                                 1,164.9     1,340.5    1,436.4     1,500.4    1,544.3
Less: Philippines, Casecnan, and MidAmerican Capital
 2004 EBITDA                                                                                          (315.5)
                                                                                                   ----------
ADJUSTED TERMINAL EBITDA                                                                            $1,228.9
Philippines Free Cash Flow                               155.8       158.6      162.7       143.2      143.7
MidAmerican Capital Company Free Cash Flow                 1.2        (0.9)      (1.8)        0.4        1.4
Casecnan Free Cash Flow @ 85% Ownership                   (1.7)       53.6       90.2        93.3       96.5
                                                     ---------- ----------  ---------- ----------  ----------
 Total Free Cash Flow less Philippines, Casecnan
  and MidAmerican Capital Co.                         $  215.4    $  380.5   $  456.3    $  534.1   $  505.8


ASSUMPTIONS:

 EBITDA Terminal Value Multiple
---------------------------------
6.5x           7.0x        7.5x
---------------------------------
Discount Rates
---------------------------------
8.5%            9.0%        9.5%
---------------------------------

EBITDA TV Multiple of 6.5x
EBITDA TV Multiple of 7.0x
EBITDA TV Multiple of 7.5x

           TERMINAL VALUE
          AT DISCOUNT RATE:

      8.5%        9.0%        9.5%
---------------------------------
 $7,987.7    $7,987.7    $7,987.7
 $8,602.1    $8,602.1    $8,602.1
 $9,216.6    $9,216.6    $9,216.6



NET PRESENT VALUE ANALYSIS

                     PV OF FREE CASH FLOWS, 2000-2004   PV OF YR 2004 TERMINAL VALUE    PV OF CASECNAN AND PHILLIPINES
                    -------------------------------- -------------------------------- --------------------------------
                                                                                      BLENDED DISC. RATE - AVE. BETWEEN
                        8.5%       9.0%       9.5%       8.5%       9.0%       9.5%              11.5% -13.5%
                    ---------- ---------- ---------- ---------- ---------- ---------- --------------------------------
EBITDA TV Multiple
 of 6.5x              $1,600.8   $1,577.3   $1,554.4   $5,312.2   $5,191.5   $5,074.0   $1,261.2   $1,261.2   $1,261.2
EBITDA TV Multiple
 of 7.0x              $1,600.8   $1,577.3   $1,554.4   $5,720.8   $5,590.8   $5,464.3   $1,261.2   $1,261.2   $1,261.2
EBITDA TV Multiple
 of 7.5x              $1,600.8   $1,577.3   $1,554.4   $6,129.4   $5,990.1   $5,854.6   $1,261.2   $1,261.2   $1,261.2


                     NET PRESENT VALUE @
     TPL      ----------------------------------
 ADJUSTMENT      8.5%        9.0%       9.5%
------------  ---------- ----------  ----------
(55.2)         $8,118.9    $7,974.7   $7,834.3
(55.2)         $8,527.5    $8,374.1   $8,224.7
(55.2)         $8,936.1    $8,773.4   $8,615.0


IMPLED EQUITY VALUE

                                                                           IMPLIED EQUITY
                          LESS                  IMPLIED                VALUE PER FULY DILUTED          PREMIUM TO
                      ADJ NET DEBT           EQUITY VALUE @                   SHARE @              CURRENT PRICE (1)
                    -------------- -------------------------------- -------------------------- ------------------------
                                       8.5%       9.0%       9.5%      8.5%     9.0%     9.5%     8.5%    9.0%    9.5%
                                   ---------- ---------- ---------- -------- -------- -------- -------- ------- -------
EBITDA TV
 Multiple of 6.5x       ($5,691.0)   $2,427.9   $2,283.7   $2,143.4   $31.91   $30.02   $28.17     16.6%   9.7%    2.9%
EBITDA TV Multiple
 of 7.0x                ($5,691.0)   $2,836.5   $2,683.1   $2,533.7   $37.28   $35.27   $33.30     36.2%   28.8%   21.7%
EBITDA TV Multiple
 of 7.5x                ($5,691.0)   $3,245.2   $3,082.4   $2,924.0   $42.65   $40.50   $38.43     55.8%  47.9%   40.4%


LEHMAN BROTHERS
                                                                              15

APPENDIX A:  VALUATION ANALYSIS
================================================================================

COMPARABLE TRANSACTION VALUATION ANALYSIS

                                     VALUATION
                       MONARCH       MULTIPLES      IMPLIED TOTAL VALUE    LESS NET   IMPLIED EQUITY VALUE
     COMPARABLE       STATISTIC     LOW     HIGH      LOW        HIGH        DEBT        LOW        HIGH
-------------------  ----------- -------  ------- ----------  ----------  ----------  ----------  ----------
LTM EBITDA (1)         $1,069.2     7.5x    8.0x    $8,019.0   $8,553.6    $5,691.0   $2,328.0    $2,862.6
LTM EBIT (1)              611.5    12.5x   13.5x     7,643.8    8,255.3     5,691.0    1,952.8     2,564.3
LTM Net Income (2)        150.6    18.0x   20.0x         N/A        N/A         N/A    2,870.4     3,171.6
99E Net Income (3)        156.5    17.0x   19.0x         N/A        N/A         N/A    2,820.1     3,133.1
1999 Book Value (4)     1,445.0    1.75x   2.25x         N/A        N/A         N/A    2,688.4     3,410.9


     IMPLIED EQUITY VALUE      $2,600.0    $3,200.0
----------------------------  ---------- ----------
Fully Diluted Shares (5)         76.08       76.08
EQUITY VALUE PER SHARE          $34.17      $42.06
Premium to Current Price (6)      24.8%       53.6%


Footnotes:
-------------------

(1)  Excludes $20.2 MM for gain on sale of QF Facilities (net).

(2) Excludes $12.5 MM, net of taxes, for TIDES I, II & III interest expense; excludes $20.2 MM gain on sale of QF Facilities. Implied equity value adjusted to reflect $159.6 MM related to option proceeds.

(3) Excludes $47.1 MM net gain on sale of Telecom Subsidiary; excludes $17.7 MM interest for TIDES I, II & III (net); and excludes a $12.5 MM gain on sale of QF Facilities. Implied equity value adjusted to reflect $159.6 MM related to option proceeds.

(4) Assumes book value as of 12/31/99. Implied equity value adjusted to reflect $159.6 MM related to option proceeds.

(5)  From Monarch management projections.

(6)  As of October 19, 1999.

LEHMAN BROTHERS
                                                                             16

APPENDIX A: VALUATION ANALYSIS
================================================================================

COMPARABLE TRADING VALUATION ANALYSIS

                                    VALUATION
                                    MULTIPLES     IMPLIED TOTAL VALUE               IMPLIED EQUITY VALUE
                       MONARCH                  ----------------------   LESS NET  ----------------------
     COMPARABLE       STATISTIC    LOW    HIGH      LOW        HIGH        DEBT        LOW        HIGH
-------------------  ----------- ------  ------ ----------  ----------  ----------  ----------  ----------
99E EBITDA (1)         $1,080.3    6.8x   7.8x    $7,292.0   $8,372.3    $5,691.0   $1,601.0    $2,681.3
99E EBIT (1)           $  658.4    11.0   12.0     7,241.9    7,900.3     5,691.0    1,550.9     2,209.3
99E Net Income (2)          157    13.0   14.0         N/A        N/A         N/A    2,194.1     2,350.6
00E Net Income (3)          185    12.0   13.0         N/A        N/A         N/A    2,378.4     2,563.3
1999 Book Value (4)       1,445    1.50   2.00         N/A        N/A         N/A    2,327.1     3,049.6

 IMPLIED EQUITY VALUE          $2,000.0    $2,600.0
Fully Diluted Shares (5)          76.08       76.08
EQUITY VALUE PER SHARE         $  26.29    $  34.17
Premium to Current Price (6)       (4.0)%      24.8%

Footnotes:
------------
(1)     Excludes $20.2 MM for gain on sale of QF Facilities (net).
(2) Excludes $47.1 MM net gain on sale of Telecom Subsidiary and $20.2 MM gain on the sale of QF Facilities in 1999 and excludes $17.3 MM, net of taxes, for TIDES I, II & III interest expense. Implied equity value adjusted to reflect $159.6 MM related to option proceeds.
(3) Excludes $19.7 MM of TIDES I, II & III interest expense. Implied equity value adjusted to reflect $159.6 MM related to option proceeds.
(4) Assumes book value as of 12/31/99. Implied equity value adjusted to reflect $159.6 MM related to option proceeds.
(5)     From Monarch management projections.
(6)     As of October 19, 1999.

LEHMAN BROTHERS

APPENDIX A: VALUATION ANALYSIS
================================================================================

COMPARABLE TRADING COMPANIES (1)

                         ALLIANT                    EDISON       EL PASO       DUKE       RELIANT
                         ENERGY     CMS CORP.   INTERNATIONAL     ENERGY      ENERGY      ENERGY
                       ---------- -----------  --------------- ----------  ----------- -----------
Share Price             $  27.50    $   35.00     $   27.50      $  40.31   $   53.00    $   26.25
Market Capitalization   $2,157.6    $ 3,828.8     $ 9,548.2      $4,749.7   $19,339.1    $ 7,483.8
Net Debt                $1,922.8    $ 8,318.0     $12,281.2      $4,143.0   $ 8,673.0    $10,053.7
Enterprise Value        $4,080.4    $12,146.8     $21,829.4      $8,892.7   $28,012.1    $17,537.4

  VALUATION MULTIPLES
   AND GROWTH RATES                                                                   LOW      MEDIUM     HIGH      AVERAGE
------------------------------- --------- --------- --------- --------- --------- --------- ---------- --------- -----------
Market Value of
 Equity/
 LTM Net Income          14.5x     12.4x     13.8x     19.7x     15.8x     14.4x     12.4x     14.5x      19.7x      15.1x
 1999E Net Income        12.4x     11.7x     13.8x     19.1x     15.0x     12.7x     11.7x     13.2x      19.1x      14.1x
 2000E Net Income        11.9x     10.5x     12.6x     17.0x     13.7x     11.6x     10.5x     12.2x      17.0x      12.9x
Market Value of
 Equity/Book Value       1.22x     1.57x     1.91x     2.30x     2.18x     1.89x     1.22x     1.90x      2.30x      1.85x
Firm Value/
 LTM EBITDA               6.3x      8.3x      6.0x      9.1x      7.8x      7.7x      6.0x      7.7x       9.1x       7.5x
 1999E EBITDA             6.5x      7.4x      5.9x      8.6x      7.3x      7.6x      5.9x      7.4x       8.6x       7.2x
 2000E EBITDA             6.2x      7.0x      5.1x      8.1x      5.7x      7.1x      5.1x      6.6x       8.1x       6.5x
Firm Value/
 LTM EBIT                11.1x     13.8x     12.4x     12.8x     11.0x     12.4x     11.0x     12.4x      13.8x      12.3x
 1999E EBIT              10.5x     11.3x     10.1x     12.0x     10.2x     12.2x     10.1x     10.9x      12.2x      11.0x
 2000E EBIT              10.0x     10.7x      8.1x     10.9x      9.2x     11.1x      8.1x     10.3x      11.1x      10.0x

Footnotes:
------------
(1)     As of October 19, 1999 and LTM/balance sheet data as of 6/30/99.

LEHMAN BROTHERS

APPENDIX B: TIME VALUE OF OFFER ANALYSIS
================================================================================

STATUS QUO

                          IMPLIED FUTURE STOCK PRICE

 YEAR                                        2000      2001     2002      2003
-----------------------------------------  -------- --------  -------- --------
Midpoint of Estimated EPS (1)               $ 2.55    $ 3.10   $ 3.75    $ 4.35
Implied Stock Price @ 13.0 x P/E Multiple   $33.15    $40.30   $48.75    $56.55
 PV @ 10.0%(12/31/99)                       $30.14    $33.31   $36.63    $38.62
 PV @ 12.0% (12/31/99)                      $29.60    $32.13   $34.70    $35.94
Implied Stock Price @ 14.0 x P/E Multiple   $35.70    $43.40   $52.50    $60.90
 PV @ 10.0% (12/31/99)                      $32.45    $35.87   $39.44    $41.60
 PV @ 12.0% (12/31/99)                      $31.88    $34.60   $37.37    $38.70

Footnotes:
------------
(1)     Based upon Monarch management projections.

LEHMAN BROTHERS

APPENDIX C: STOCK TRADING ANALYSIS
================================================================================

MONARCH PRICE AT VOLUME ANALYSIS

                                  Monarch Data
------------------------------------------------------------------------------
Shares Outstanding (MM)       61.16 Avg. Daily Volume(1)               262,877

Fully Diluted Shares (MM)     76.08 Avg. Daily Dollar Volume(1)       $8.20 MM

10 Year High/Low              $41.63/$6.61 52 Week High/Low       $36.00/$24.00


              10/27/97 through 10/18/99

% of Total
 Volume

   9%         38%        34%        17%        2%
-------     -------    -------    -------    -------
$21-$24     $25-$28    $29-$32    $33-$36    $37-$40

                   Price Interval


              Post MEC Merger (3/12/99)

% of Total
 Volume

   8%         30%        22%        17%        23%
-------     -------    -------    -------    -------
$26-$27     $28-$29    $30-$31    $32-$33    $34-$35

                   Price Interval


                  Last 1 Month

% of Total
 Volume

   5%          9%        61%        19%         6%
-------     -------    -------    -------    -------
$26-$27     $27-$28    $28-$29    $29-$30    $30-$31

                   Price Interval

Footnotes:
------------
(1) Based upon post MEC merger data.

LEHMAN BROTHERS

APPENDIX C:  STOCK TRADING ANALYSIS
================================================================================


STOCK PRICE REACTION TO EARNINGS ANNOUNCEMENTS

           ANALYSIS OF REPORTED EARNINGS (1)(2) VS. EARNINGS ESTIMATES

Earnings Per Share

$0.80                                        80.00%

$0.60                                        60.00%

$0.40       [GRAPHIC OMITTED]                40.00%

$0.20                                        20.00%

                                              0.00%

$0.00                                       (20.00%)

Earnings Surprise/(Miss) %
         Change

1st Qtr. 1998   2nd Qtr. 1998    3rd Qtr. 1998    4th Qtr. 1998

1st Qtr. 1999   2nd Qtr. 1999

[ ] Earnings Surprise/(Miss)    -- Estimated Earnings   -- Reported Earnings (2)



(1) Figures are representative of Pre-Monarch prior to the 1st Qtr. 1999 and of combined Monarch post 4th Qtr. 1998
(2) Reported Earnings have been adjusted to in order to enhance comparability to consensus estimates
     In the 2nd Qtr. of 1999 Reported EPS excludes a $78.2 MM gain on the sale of subsidiary business tax effected at 33.6% and excludes a $5.4MM extraordinary loss item, net of tax
     In the 1st Qtr. of 1999 Reported EPS excludes a $20.2 MM gain on the sale of subsidiary business tax effected at 33.9% and excludes a $36.9 MM extraordinary loss item, net of tax



        ANALYSIS OF MONARCH EXCESS STOCK PRICE GAIN/(LOSS) OVER EXPECTED
                              MARKET RETURN (1)(2)



% Gain/(Loss)

  20.00%

  15.00%

  10.00%           [GRAPHIC OMITTED]

   5.00%

   0.00%

  (5.00%)

 (10.00%)

1st Qtr. 1998   2nd Qtr. 1998    3rd Qtr. 1998    4th Qtr. 1998

1st Qtr. 1999   2nd Qtr. 1999

[X] 2 Weeks Prior   [X] 1 Week Prior   [ ] 1 Week After    [ ] 2 Weeks After


(1) Expected Market Return was calculated using the return of the S&P Utility index over the comparable period multiplied by Pre Monarch and Combined Monarch's respective BETAs
(2) Pre Monarch BETA = .069 and Combined Monarch BETA = 0.80 (Source: Bara U.S. Equity Book)